Exhibit 99.1

Pennsylvania Real Estate Investment Trust ® 200 South Broad Street Philadelphia, PA 19102
Phone:	215-875-0700
Fax:	215-546-7311
Toll Free:	866-875-0700

CONTACT:
Robert McCadden
EVP & CFO
(215) 875-0735

Nurit Yaron
VP, Investor Relations
(215) 875-0735

PREIT Announces Updated 2010 Guidance

Philadelphia, PA, May 10, 2010 — Pennsylvania Real Estate Investment Trust (NYSE: PEI) announced today that it is adjusting its estimates for 2010 Funds from Operations (“FFO”) and net loss per diluted share to give effect to the recently completed public offering of 10,350,000 common shares.

The Company is adjusting its estimates provided on April 29, 2010 as follows:

Estimates Per Diluted Share	Lower End	Upper End
Previously provided FFO guidance	$1.94	$2.06
Increase in weighted average shares for 2010 (1)	(0.24)	(0.26)

	1.70	1.80
Other adjustments:
Estimated interest savings from repayment of debt	0.11	0.11
Accelerated amortization of deferred financing costs associated with reduction in Term Loan (2)	(0.04)	(0.04)

FFO, as revised	1.77	1.87
Depreciation and amortization (includes Company’s proportionate share of unconsolidated properties), net of other adjustments	(3.21)	(3.21)
Net loss attributable to PREIT, as revised	$(1.44)	$(1.34)

(1)	The weighted average number of shares will increase by approximately 6,749,000 for the calendar year ending December 31, 2010 as a result of the recently completed offering.

(2)	In connection with the permanent reduction of the 2010 Term Loan, the Company will accelerate the amortization of $2.2 million of deferred financing costs, which represents the pro-rata share of such unamortized costs.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers. Currently, the Company’s portfolio consists of 54 properties, including 38 shopping malls, 13 strip and

PREIT / 2

power centers, and three properties held for development. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. PREIT is headquartered in Philadelphia, Pennsylvania. PREIT is publicly traded on the NYSE under the symbol PEI.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. More specifically, PREIT’s business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: PREIT’s substantial debt and high leverage ratio; constraining leverage, interest and tangible net worth covenants under the 2010 Credit Facility, as well as mandatory pay down and capital application provisions and limits on PREIT’s ability to pay distributions on our common shares; PREIT’s ability to refinance its existing indebtedness when it matures on favorable terms, or at all; PREIT’s ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties, or through other actions; PREIT’s short- and long-term liquidity position; the effects on PREIT of dislocations and liquidity disruptions in the capital and credit markets; the current economic downturn and its effect on employment, consumer confidence and consumer spending; tenant business and solvency and leasing decisions and the value and potential impairment of PREIT’s properties; and PREIT’s ability to maintain and increase property occupancy, sales and rental rates, including at recently redeveloped properties. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth in press releases or other disclosures, or that PREIT’s returns on its developments, redevelopments or acquisitions will be consistent with the estimates outlined in press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2009 and PREIT’s prospectus supplement dated May 4, 2010. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.